UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): February 14, 2005

                            WATERFORD GAMING, L.L.C.
                          -----------------------------
             (Exact name of Registrant as specified in its charter)

      Delaware                     333-17795                  06-1465402
 ------------------             ---------------           ----------------
 (State or other                (Commission File          (I.R.S. Employer
  jurisdiction of                Number)                   Identification
  incorporation or                                         Number)
  organization)


             914 Hartford Turnpike
                  P.O. Box 715
                 Waterford, CT                      06385
    ---------------------------------------       -----------
    (Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code: (860)442-4559

Item 8.01

     (i) On February 14, 2005, the Mohegan Tribal Gaming Authority (the "Authority") filed Form 8-K, stating;

          (a) that on February 8, 2005, the Authority closed a private placement under Rule 144A of the Securities Act of $250 million senior notes due 2013 and $150 million senior subordinated notes due 2015. The Authority used the net proceeds from this offering to repay amounts outstanding under its bank credit facility and to pay fees and expenses associated with the issuance, and

          (b) that on February 8, 2005, the Authority issued a press release, announcing its operating results for the quarter ended December 31, 2004 and held a live conference call available to the general public addressing these results, copies of which have been filed as exhibits to this report and are incorporated by reference to the Authority's electronic filing of such reports on Form 8-K, Securities and Exchange Commission file reference no. 033-80655.

     (ii) On February 14, 2005, the Authority filed its quarterly report on Form 10-Q for the quarter ended December 31, 2004, a copy of which has been filed as an exhibit to this report and is incorporated by reference to the Authority's electronic filing of such report on Form 10-Q, Securities and Exchange Commission file reference no. 033-80655.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            WATERFORD GAMING, L.L.C.






Date: February 17, 2005                  By:/s/Len Wolman
                                         Len Wolman, Chief Executive Officer